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                                                                   EXHIBIT 10.80

                EMPLOYMENT AGREEMENT MODIFICATION AND RESTATEMENT
                              (GEORGE R. DITOMASSI)

         This EMPLOYMENT AGREEMENT MODIFICATION AND RESTATEMENT (the "Modification"), dated as of October 31, 2003, is by and between SUMMIT AMERICA TELEVISION, INC., a Tennessee corporation formerly known as Shop At Home, Inc. ("Corporation"), and GEORGE R. DITOMASSI, a resident of the Commonwealth of Massachusetts ("Employee"), and modifies, restates and replaces in full the Employment Agreement between the parties dated as of March 20, 2002 (the "Previous Agreement").

         The following recitals are set forth for the purpose of stating the facts and circumstances which form the background and basis for this
Modification:

[A] Under the Previous Agreement, the Corporation employed the Employee as the Corporation's Chief Executive Officer for an initial term of two years beginning on March 20, 2002.

[B] Section 4(e) of the Previous Agreement provided that if the Employee resigned within one year of a Change of Control (this and any other capitalized term, not otherwise defined herein, is defined in the Previous Agreement), Corporation would be obligated to pay the Employee a lump-sum payment equal to twice his Base Salary of $200,000 per annum and any Earned Bonus (the "Lump-Sum Payment").

[C] The Lump-Sum Payment was an obligation previously accrued by the Corporation insofar as the Corporation's Board of Directors previously determined that a Change of Control of the Corporation took place on October 31, 2002.

[D] The Corporation has already recognized the Lump-Sum Payment as a compensation expense of the Corporation during the fourth quarter of 2002.

[E] Employee has advised the Corporation that he intends to resign as Chief Executive Officer of the Corporation prior to October 31, 2003, and thereby will be entitled to the Lump-Sum Payment.

[F] The Board of Directors of the Corporation recognizes that the Employee is a valuable employee of the Corporation and wishes to retain his services as Chief Executive Officer of the Corporation.

[G] The Corporation and the Employee have agreed that, in exchange for a one year renewal and extension of Employee's employment with the Corporation, terminable upon 60 days advance written notice by either Employee or Corporation, Employee will receive the financial consideration set forth in this Modification, subject to and conditioned upon the terms and condition set forth below.

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                            AGREEMENTS OF THE PARTIES

         IN CONSIDERATION OF THE ABOVE RECITALS AND THE MUTUAL TERMS AND CONDITIONS SET OUT HEREIN, THE PARTIES AGREE AS FOLLOWS:

         1. EMPLOYMENT AND TERM. The Corporation hereby continues to employ Employee as its Chief Executive Officer to perform such services and duties as the Board of Directors of the Corporation may from time to time designate during the term hereof, and Employee accepts such continued employment, all subject to the terms and conditions of this Modification. Employee's employment under the terms of this Modification shall commence on the date of this Modification and shall continue until the earlier of [a] the first anniversary of the date of this Modification or [b] 60 days after either party delivers written notice to the other party to this Modification stating that the Employee's employment is terminated (for any reason or for no reason). Corporation and Employee hereby acknowledge and agree that, upon delivering such notice of termination, neither party shall be required to provide a reason for the termination of Employee's employment.

         2. DUTIES. Employee, during the term of this Modification, will devote his full-time attention and energies to the diligent performance of his duties as an employee of the Corporation. During the term of this Modification, Employee will not accept employment with any other Person, or engage in any venture for profit which the Corporation may consider to be in conflict with its best interests or to be in competition with the Corporation's business or which may interfere with Employee's performance of his duties hereunder.

         3.       COMPENSATION AND BENEFITS.

                  [a]      Upon the execution of this Modification, the
Corporation shall pay the previously accrued Lump-Sum Payment to the Employee.

                  [b]      The Corporation will pay to Employee as compensation
for the services to be performed by him after the date of this Modification, and until this Modification is terminated or amended, a monthly salary of $16,667.

                  [c]      The Corporation will reimburse Employee for expenses
incurred in the course and scope of the Corporation's business, upon the presentation by Employee, from time to time, of an account of such expenditures, setting forth the purposes for which incurred, and the amounts thereof, together with such receipts showing payments as Employee has reasonably been able to retain. All such reimbursable expenses must comply with the policies and procedures of the Corporation and any budget limitations for such expenses.

                  [d]      The Corporation shall provide Employee with health,
life and disability insurance pursuant to its group insurance plan as now or hereafter in effect. In addition, Employee shall receive vacation and holiday benefits in accordance with the Corporation's policies as now or hereafter in effect.

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                  [e]      No bonus, which may have been payable to Employee
under the terms of the Previous Agreement, shall be paid to Employee. There is no agreement between the Corporation and the Employee for the payment of any future bonuses.

         4. STOCK OPTIONS. Corporation and Employee acknowledge and agree that the Corporation has previously granted to Employee options to purchase shares of the Corporation's common stock in consideration for his prior services as Chief Executive Officer and as a director of the Corporation. Employee and Corporation acknowledge and agree as follows: [a] all such options have previously vested; and [b] with respect to the Corporation's common stock, no new options are being granted and no new legal rights are being created by, in, or under this Modification.

         5.       COVENANTS AGAINST POST-TERMINATION CONDUCT.

                  [a]      Covenant Against Disclosure or Use of Confidential
Information. Employee agrees that, for a period of two years immediately after the termination or expiration of his employment hereunder, he will not:

                           [1]      disclose to any Person, or

                           [2]      otherwise use for his own purposes,

any Confidential Information obtained by Employee while employed by the Corporation; provided, however, that Employee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction. In such event, Employee will promptly notify the Corporation of such order or subpoena to provide the Corporation an opportunity to protect its interest.

         6.       INVENTIONS, DISCOVERIES AND IMPROVEMENTS.

                  [a]      Disclosure to Corporation. Employee will promptly
disclose in writing to the Corporation any and all inventions, discoveries and improvements, directly or indirectly related to the business of the Corporation, whether conceived or made solely by Employee or jointly with others during the period of Employee's employment hereunder. All of Employee's right, title and interest in and to all such inventions, discoveries and improvements developed or conceived by Employee during the period of his employment shall be the sole property of the Corporation.

                  [b]      Documents of Assignment. At the Corporation's request
and expense, both during and subsequent to Employee's employment hereunder, Employee will promptly execute a specific assignment of title to the Corporation of each invention, discovery or improvement belonging to the Corporation and will perform all other acts reasonably necessary to enable the Corporation to secure a patent therefor in the United States and in foreign countries, and to maintain, defend and assert such patents. This Section shall survive the expiration or termination of this Modification.

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                  [c]      Prior Inventions. Any inventions, discoveries or
improvements, patented or unpatented, that Employee can demonstrate were conceived or made by him prior to the date hereof shall be excluded from the provisions of this Section.

         7. RETURN OF CLIENT LISTS, OTHER DOCUMENTS AND EQUIPMENT. Upon the termination or expiration of his employment hereunder, Employee shall deliver promptly to the Corporation all Corporation files, customer lists, memoranda, research, drawings, blueprints, Corporation forms and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Corporation equipment and other materials in his possession or control. Employee acknowledges that all items described in this Section are and will remain at all times the sole and exclusive property of the Corporation.

         8. SURVIVAL OF RESTRICTIONS. Notwithstanding the breach of any of the provisions of this Modification by either party hereto, all of the provisions of Sections 5, 6 and 7 of this Modification shall survive the termination or expiration of Employee's employment with the Corporation for any reason and shall continue in full force and effect in the same manner and to the same extent as if they were set forth in a separate agreement between the Corporation and Employee, and all of such provisions shall be binding on the heirs, legatees and legal representative(s) of Employee.

         9. HOLD HARMLESS. Employee and the Corporation covenant and agree that they will indemnify and hold harmless the other from (i) any and all losses, damages, liabilities, expenses of claims resulting from or arising out of any nonfulfillment by the defaulting party of any material provision of this Modification, and (ii) any and all losses or damages resulting from the defaulting party's malfeasance or gross negligence.

         10. CONTRACT NONASSIGNABLE. The parties acknowledge that this Modification has been entered into due to, among other things, the special skills of Employee, and agree that this Modification may not be assigned or transferred by Employee, in whole or in part, without the prior written consent of the Corporation. This Modification shall be binding and shall inure to the benefit of the Corporation and its successors and assigns.

         11. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at their customary addresses, and shall be deemed to have been delivered as of the date so delivered in the case of delivery by hand or facsimile (provided confirmation of delivery is obtained), on the next business day if sent by overnight courier or mail service or the third business day following mail deposit in the case of regular mail delivery.

         12. CUMULATIVE AND SEVERABLE NATURE OF RIGHTS AND AGREEMENTS. Employee acknowledges and agrees that the Corporation's various rights and remedies in this Modification are cumulative and nonexclusive of one another and that Employee's several undertakings and agreements contained herein, including, without limitation, those contained in Sections 5, 6 and 7 of this Modification, are severable covenants independent of one another and of any other

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provision or covenant of this Modification. Employee agrees that the existence of any claim by him against the Corporation, whether predicated on this Modification or otherwise, shall not constitute a defense to enforcement by the Corporation of any or all of such provisions or covenants. If any provision or covenant, or any part thereof, of this Modification should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability of the remaining provisions or covenants, or any part thereof, of this Modification, all of which shall remain in full force and effect.

         13. WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Modification shall not be deemed a waiver or relinquishment of any right granted in this Modification or of the future performance of any such condition or of any other term or condition of this Modification, unless such waiver is contained in a writing signed by the party making the waiver.

         14. AMENDMENTS AND MODIFICATIONS. This Modification may be amended or modified only by a writing signed by both parties hereto.

         15. EXECUTION TO COUNTERPARTS.This Modification may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         16. HEADINGS. The headings set out in this Modification are for convenience of reference and shall not be deemed a part of this Modification and shall not affect the meaning or construction of any of the provisions hereof.

         17. ENTIRE AGREEMENT. This Modification (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         18. GOVERNING LAW. This Modification shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

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                                    EXECUTION

         THE PARTIES HAVE EXECUTED THIS MODIFICATION AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN. BY THEIR EXECUTION OF THIS MODIFICATION, THE PARTIES REPRESENT TO ONE ANOTHER THAT THEY HAVE READ THIS MODIFICATION, UNDERSTAND ITS TERMS AND CONDITIONS AND INTEND TO BE BOUND THEREBY.

                                  CORPORATION:

                                  SUMMIT AMERICA TELEVISION, INC.

                                  By: /s/ J.D. Clinton
                                      ---------------------------------------

                                  Name: J.D. Clinton
                                  Title: Chairman

                                  EMPLOYEE:

                                       /s/ George R. Ditomassi
                                  --------------------------------------------
                                  George R. Ditomassi

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